Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated February 14, 2025 relating to the Common Stock, par value $0.0001 per share, of NLIGHT, INC. shall be filed on behalf of the undersigned.

NEEDHAM INVESTMENT MANAGEMENT L.L.C. By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

NEEDHAM ASSET MANAGEMENT, LLC By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Authorized Person

NEEDHAM AGGRESSIVE GROWTH FUND By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

NEEDHAM GROWTH FUND By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

NEEDHAM SMALL CAP GROWTH FUND By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

NEEDHAM CONTRARIAN (QP) FUND, LP By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

NEEDHAM EMERGING GROWTH PARTNERS, LP By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

GEORGE A. NEEDHAM By: /s/ George A. Needham